SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    INTERDIGITAL COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                     INTERDIGITAL COMMUNICATIONS CORPORATION
                                781 Third Avenue
                    King of Prussia, Pennsylvania 19406-1409

                              -------------------

                    Notice of Annual Meeting of Shareholders
                             to be held June 3, 1999

                              -------------------

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of InterDigital Communications Corporation (the "Company") will be held at the Valley Forge Hilton, King of Prussia, Pennsylvania, on June 3, 1999, at 2:30 p.m. local time, for the following purposes:

     1. To elect two directors of the Company;

     2. To ratify the appointment of Arthur Andersen LLP as independent accountants to examine the financial statements of the Company for the year ending December 31, 1999;

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of Common Stock at the close of business on April 30, 1999 are entitled to notice of and to vote at the meeting.



     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.


                                            By Order of the Board of Directors

                                            /s/ William J. Merritt
                                            ----------------------------------
                                            William J. Merritt, Secretary

April 30, 1999

                     INTERDIGITAL COMMUNICATIONS CORPORATION

                               -------------------

                                 PROXY STATEMENT

     The following information is furnished in connection with the solicitation of proxies by the Board of Directors of InterDigital Communications Corporation, a Pennsylvania corporation (the "Company"), for the Annual Meeting of Shareholders (the "Meeting") to be held at the Valley Forge Hilton, King of Prussia, Pennsylvania on June 3, 1999, and at any adjournments or postponements thereof. The approximate date on which this Proxy Statement and the accompanying proxy will be first sent or given to shareholders is May 3, 1999. The principal executive offices of the Company are located at 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409.

     The record date for determining shareholders entitled to vote at the Meeting has been fixed at the close of business on April 30, 1999 ("Record Date"). As of such date, there were 48,533,245 shares of the Company's
Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote, and votes may not be cumulated in the election of directors. Holders of the Company's $2.50 Cumulative Convertible Preferred Stock ("$2.50 Preferred Stock") are not entitled to vote at the Meeting. Under Pennsylvania law and the By-Laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Meeting. The presence, in person or by proxy, of holders of the Common Stock entitled to cast at least a majority of the votes which all holders of the Common Stock are entitled to cast will constitute a quorum for purposes of the Meeting. Directors are elected by a plurality vote and approval of all other matters presented at the Meeting requires the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, at the Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum, but will not be voted and will have no effect on matters to be voted at the Meeting. Broker non-votes will not be counted as votes cast on a proposal and will have no effect on matters to be voted upon.

     A form of proxy is enclosed for use at the Meeting. Proxies will be voted in accordance with shareholders' instructions. If no instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to the solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees named below as directors, and FOR the ratification of the appointment of Arthur Andersen LLP as independent accountants to examine the financial statements of the Company for the year ending December 31, 1999, and by the proxies in their discretion on any other matters to come before the Meeting. Any proxy given may, however, be revoked by the shareholder executing it at any time before it is voted by a later dated proxy, written revocation sent to the Secretary of the Company or attendance at the Meeting and voting in person.

     The cost of solicitation of proxies by the Board of Directors of the Company (the "Board") will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. In addition, the Company has retained W.F. Doring & Co. to aid in the solicitation of proxies for which a fee of approximately $7,000, plus expenses, will be paid. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Company's Common Stock.




                              ELECTION OF DIRECTORS
                                  (Proposal 1)

     The Board presently consists of six members, divided into three classes each having a term of three years. The Board has nominated two current directors for election at the Meeting for a term expiring at the year 2002 Annual Meeting of Shareholders and until their successors are elected and qualified. Unless authority to vote for the nominees is withheld in the proxy, the persons named in the accompanying proxy intend to vote the shares represented by the proxy FOR the election as director of the nominees named below. Although the Board does not contemplate that either of the named nominees will be unavailable for election, in the event a vacancy occurs, it is presently intended that the proxy will be voted for the election of a nominee who shall be designated by the Board. Four incumbent directors will continue to serve as directors following the Meeting as set forth below, with two directors having a term expiring at the year 2000 Annual Meeting of Shareholders and two directors having a term expiring at the 2001 Annual Meeting of Shareholders.

     The following biographical information is furnished as to the nominees for election as a director and each of the current directors:

            Nominees for Election to the Board of Directors
            Three Year Term Expiring at 2002 Annual Meeting


     HARRY G. CAMPAGNA, 60, Chairman of the Board, has been a director of the Company since April 1994. Mr. Campagna has been the

President, Chief Executive Officer and Chairman of the Board of Qualitex
Co. for more than the past five years. Qualitex is a manufacturer of press pads and related items for the garment, apparel and textile industries.

     STEVEN T. CLONTZ, 48, became a director of the Company in April 1998. In January 1999 Mr. Clontz became President and Chief Executive Officer of StarHub Pte., Ltd., which was recently awarded a full telecommunications wireline and wireless carrier license in Singapore. He was President and Chief Executive Officer of IPC Information Systems, Inc., an AMEX listed company headquartered in New York which develops, manufactures and sells specialized telecommunications products and services to the financial trading industry, and served on the Board of Directors of IPC Information Systems from December 1995 to December 1998. Mr. Clontz was employed at BellSouth International, Inc. from September 1987 to December 1995 where from July 1992 he served as President, Asia Pacific Region, directing business development and investments in that region.


             Members of the Board of Directors Continuing in Office
                 Three Year Term Expiring at 2001 Annual Meeting


     ROBERT S. ROATH, 56, has been a director of the Company since May 1997. Mr. Roath was Chief Financial Officer and Senior Vice President of RJR Nabisco Inc. from April 1995 to April 1997 and Corporate Controller and Senior Vice President at RJR Nabisco from September 1990 to April 1995. Mr. Roath has been a part-time consultant and Chairman of the Advisory Board to L.E.K. Consulting, a shareholder value consulting firm, since May 1997. Mr. Roath is also a member of the Advisory Board to the Roundabout Theatre, a New York City not-for-profit classic theater and winner of six Tony Awards in 1998 and is a member of the advisory board of the Robert H. Smith School of Business at University of Maryland.

     JOSEPH S. COLSON, JR., 51, became a director of the Company in April 1998. Mr. Colson has been President of Colson Consulting, Inc., a private consulting firm located in Cary, North Carolina since July 1998. He retired as President of International Regions & Professional Services at Lucent Technologies, Inc. in April 1998, where he was responsible for sales of network systems products and services to global service providers since June 1997. He served as President of the AT&T Customer Business Unit at Lucent from January 1996 to June 1997 and as President of the AT&T Affiliates unit (renamed Communications Services Applications) of Network Systems from April 1993 to January 1996. Mr. Colson is on the Board of Trustees of North Carolina A&T State University, the Board of Visitors at North Carolina State University, his alma mater, and is a director of Crescent State Bank.

             Members of the Board of Directors Continuing in Office
                 Three Year Term Expiring at 2000 Annual Meeting


     D. RIDGELY BOLGIANO, 66, has been a director of the Company since 1981. He has been a Vice President and Chief Scientist of the Company since April 1984, and has served as Chairman of the Board and Executive Vice President of InterDigital Patents Corporation ("IPC") and InterDigital Technology Corporation ("ITC"), the Company's wholly-owned subsidiaries, from May 1996 to October 1998. He has been affiliated with the Company in various capacities since 1974.

     WILLIAM A. DOYLE, 50, became a director in May 1996. He has served as President of the Company since November 1994. He was Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of the Company from February 1994 to November 1994 and served as Vice President, General Counsel and Secretary of the Company from March 1991 to February 1994.

                           Committees and Meetings of
                             the Board of Directors


     The Company's Board of Directors has an Audit Committee, a Compensation and Stock Option Committee, a Finance and Investment Committee and a Nomination and Search Committee.

     The current members of the Audit Committee are Mr. Roath, Chairman, Mr. Colson and Mr. Clontz. During 1998, the Audit Committee held two meetings. The functions of the Audit Committee include the recommendation and selection of independent accountants, the review of audit results, the review of related party transactions and the evaluation of internal accounting procedures of the Company.

     The Company's Compensation and Stock Option Committee (the "Compensation Committee") currently consists of Mr. Campagna, Chairman and Mr. Roath. The Compensation Committee held two meetings in 1998. Its responsibilities include making recommendations to the full Board concerning compensation, bonus awards and similar matters and granting awards under stock option plans of the Company.

     The Company's Nomination and Search Committee consists of Mr. Campagna, Chairman, Mr. Clontz, Mr. Doyle and Mr. Roath. The Nomination and Search Committee held one meeting in 1998. Its functions include reviewing and making recommendations to the full Board concerning nominees for directors. Although the Nomination and Search Committee will consider nominees recommended by shareholders, there are no formal procedures for such recommendations.

     The Board met five times during 1998. During 1998, each of the above incumbent directors attended at least 75% of the meetings of the Board and the committees on which they serve.


                            Compensation of Directors


     Under the Company's 1997 Stock Option Plan for Outside Directors (the "1997 Plan") each member of the Board who is not an officer or employee of the Company (an "Outside Director")is entitled to receive an annual grant of non-qualified stock options to purchase shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. The grant is automatically made to each Outside Director upon the conclusion of the Company's Annual Meeting of Shareholders in each year in an amount equal to 16,000 multiplied by the number of years remaining in his term as an Outside Director. All non-discretionary options granted under the 1997 Plan vest annually on the date of each year's Annual Meeting of Shareholders at the rate of 16,000 shares of Common Stock per year commencing on the date of the Annual Meeting following the Annual Meeting of Shareholders at which the options were granted. Prorated option grants are made to persons who served for a partial year.

     Outside Directors are also entitled to an annual monetary director fee of $15,000 for a full calendar year of service ("Fee"). A pro rata portion of the Fee is paid for service of less than a full year. Payment of the Fee may be, at the election of each Director, made on January 15 of each year, quarterly or deferred. Payment of the Fee for service in 1998 was deferred by two Outside Directors. The Company also reimburses Outside Directors for certain expenses incurred in attending Board and committee meetings and travel on behalf of the Company.

     In connection with his service as Chairman of the Board, Mr. Campagna was also awarded a non-qualified stock option in 1998 to purchase 100,000 shares of Common Stock (of which all are currently exercisable)at an exercise price of $4.31, being equal to the fair market value on the date of grant.




                      Compliance with Section 16(a) of the
                        Securities Exchange Act of 1934


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders (collectively, "Reporting Persons") are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of Reporting Persons that no other reports were required with respect to fiscal 1998, all
Section 16(a) filing requirements applicable to the Reporting Persons were complied with except as to Messrs. Merritt and Colson who each made one late filing.


                              -------------------



     Under the rules of the Securities and Exchange Commission (the "Commission"), the Compensation Committee Report on Executive Compensation below and the Shareholder Return Performance Graph appearing on page 13 of this Proxy Statement are not to be deemed to be "soliciting material" or to be "filed" with the Commission, or to be subject to certain of the proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically requests that such information be treated as "soliciting material" or specifically incorporates it by reference into a filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report and the Shareholder Return Performance Graph shall not be incorporated by reference in such filings.




                             Executive Compensation

             Compensation Committee Report on Executive Compensation


General

     The Company's Stock Option and Compensation Committee (the "Committee") has overall responsibility for the implementation of executive compensation and benefit programs of the Company. The

Committee's primary responsibilities include: adopting compensation plans, making recommendations to the Board as to annual salary, bonus and other direct or indirect benefits of executive officers and other members of management, and administering Company stock option plans including the grant of awards under such plans to all eligible employees.


Compensation Philosophy

     One of the most important duties of this Committee is to determine the compensation of the Company's executive officers and one of its important goals is to ensure that shareholder value is positioned as a primary driver and motivator of executives. Accordingly, the Committee's philosophy is to ensure that the Company's executive compensation is shareholder focused, appropriate, competitive and in compliance with its independent oversight responsibilities.

     In determining the amount and composition of executive compensation for the Named Officers, the Committee is guided by the following objectives: to assist the Company to attract and retain qualified executives in a highly competitive industry; to reward executives consistent with the Company's performance; to recognize individual performance and responsibility; to strengthen the mutuality of interest between executives and the Company's shareholders; and to drive long-term performance. The principal elements of executive compensation are: base salaries, annual incentive compensation and long-term stock-based compensation. Executive benefits and perquisites have not historically been a significant component of InterDigital's executive compensation, although as part of its overall strategy the Committee is focused upon enhancing and ensuring the health, welfare and retirement needs of executives.

     While the Company recently announced its intention to search for a new Chief Executive Officer, since the Company did not have a Chief Executive Officer during 1998 this report is limited to compensation of the Company's other executive officers.



Base Salary

     The Company's policy is to set base salaries for each executive officer position in the upper middle range of scales for equivalent jobs with other similarly situated industrial employers. Annual base salaries are reviewed from time to time with the assistance of outside compensation consultants and available statistics.

     In 1998 the Company used the services of The Hay Group to monitor the Company's competitive compensation status, and to recommend salary ranges and compensation changes to the Committee. Based on data provided by The Hay Group, executive salaries were increased in 1998 (the last annual compensation adjustment had taken place in 1996) to bring them into line with competitive levels.


Annual Performance-Based Compensation

     Awards of annual incentive performance-based compensation has historically been based on a combination of (1) corporate goals including financial, non-financial and strategic initiatives, (2) operating business unit/departmental area goals, and (3) individual contribution goals. Most or all of an executive's annual performance based awards can be primarily based on overall corporate wide performance, if deemed appropriate.

     While the Company did not have a formal bonus plan in place in 1998, the Company elected to pay annual performance based awards to executives in amounts equal to a varying percentage of their salaries (50% of salary in the case of the President and 40% of salary in the case of the other Named Officers)due to the Company's strong financial performance. The ranges of these awards were based on recommendations of The Hay Group report. In addition to such percentage based cash bonuses, special one-time bonuses were awarded to certain executives (including one Named Officer) for their extraordinary contribution to achieving patent licensing successes.

     During 1998 The Hay Group was engaged to re-assess the competitiveness of InterDigital's executive compensation program for select senior level positions (including the Named Officers) and to provide recommendations for modifying the program to ensure the Company could attract, motivate and retain appropriate personnel to key positions in the Company. Accordingly, the adoption of an executive bonus plan is now under consideration.

Equity Incentives

     Stock options are utilized as future-oriented incentives. Their value is derived from increases in the Company's stock value. In the case of both incentive options and non-qualified options granted at 100% of fair market value, the options will have no value unless the Company's stock price increases following the grant date. All incentive stock options and non-qualified stock options, except those issued in lieu of other forms of expressly agreed compensation to conserve cash, have been granted at 100% of the fair market value at the date of grant. Stock options (other than non-qualified options which are performance-based or issued in lieu of other forms of compensation not otherwise immediately payable) generally vest over three years and expire ten years from the date of grant.

     In 1998, the Committee relied less on the grant of stock options as a major component of executive compensation. The sole Named Officer to receive stock options was granted them in connection with a promotion and in conjunction with the filing and granting of patent applications pursuant to the Company's stock option award policy for inventors.

     The Committee intends to reconsider its policies from time to time and revise its policies in accordance with the Company's then present performance, competitive position, market for the Company's products and the Company's available financial resources and any other considerations it deems appropriate.


COMPENSATION AND STOCK OPTION COMMITTEE:
                    Harry G. Campagna
                    Robert S. Roath

April 10, 1999

                           Summary Compensation Table

     The following table sets forth certain information concerning the annual and long-term compensation paid to or for (i) the Company's President who acted in a similar capacity to a Chief Executive Officer during the fiscal year ended December 31, 1998, (ii) the Company's four most highly compensated other executive officers whose total annual salary and bonus exceeded $100,000 in 1998 (collectively, the "Named Officers"), for services rendered to the Company and its subsidiaries during fiscal years 1996, 1997 and 1998.

                                                                                                          Long-Term
                                                                                                        Compensation
                                                        Annual Compensation                                 Awards
                                                        -------------------                            ---------------
                                                                                    Other          Securities
Name and                                                                           Annual          Underlying        All Other
Principal                                      Salary                            Compensation       Options         Compensation
Position                           Year          ($)            Bonus(1)           ($)(2)           /SARs(#)            (3)
--------                           ----        ------           --------         ------------      ----------       ------------
William A. Doyle                   1998        $238,333         $119,167            $0                 0              $2,510
  President                        1997        $220,000            $0               $0              200,000           $2,432
                                   1996        $186,667            $0               $0               40,000           $  800



Howard E. Goldberg                 1998        $206,667         $180,000            $0                 0              $3,419
 Executive Vice President,         1997        $190,000            $0               $0              75,000            $3,905
 President of InterDigital         1996        $146,667            $0            $160,000(5)        30,000            $  979
 Patents Corporation (4)



Mark Lemmo                         1998        $183,333         $ 73,333            $0                 0              $1,983
 Executive Vice President          1997        $170,000            $0            $222,522(6)        136,500           $2,175
                                   1996        $140,000            $0            $ 75,000(5)         30,000           $  211



Gary Lomp                          1998        $176,666         $ 70,666            $0               36,000           $  439
 Executive Vice President(7)       1997        $170,000            $0               $0               49,500           $  418
                                   1996        $140,000            $0            $50,000(5)          39,000           $  211



Charles R. Tilden                  1998        $180,000         $ 72,000            $0                 0              $3,292
 Executive Vice President(8)       1997        $155,000            $0               $0              75,000            $1,534
                                   1996        $ 19,374            $0               $0              90,000            $   0


----------------------

(1) Amounts listed as bonuses for fiscal 1998 were accrued but not paid until 1999 for each Named Officer.

(2) As permitted by rules established by the Commission, no amounts are shown with respect to certain 'perquisites' where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

(3) Amounts listed under "All Other Compensation" for 1998 represent the dollar value of insurance premiums with respect to term life insurance (Doyle $998; Goldberg $1,526; Lemmo $459; Lomp $439; Tilden $792), 401-K matching (Doyle $1,512; Goldberg $1,893; Lemmo $1,524; Tilden $2,500.)

(4) Mr. Goldberg also served as General Counsel and Secretary until October 1998 when he was named President of InterDigital Patents Corporation.

(5) Amount listed represents commissions related to a transaction completed in 1996.

(6) Amount listed represents commissions related to various transactions completed in 1996 but not paid until 1997 and a transaction completed in 1997.

(7)  Mr. Lomp became an Executive Vice President of the Company in June 1998.

(8) Mr. Tilden joined the Company as a Vice President in October 1996 and became Executive Vice President effective January 1998.



     Each of Messrs. Doyle, Goldberg, Lemmo, and Tilden have entered into employment agreements with the Company (the "Employment Agreements")that provide severance pay benefits, among other things, in certain events of termination of employment. The Employment Agreements generally provide that the Company may enforce up to a one year covenant not to compete by paying severance of up to one year's salary and one year's continuation of medical and dental benefits during which time the individual is subject to non-compete provisions. The Employment Agreements also provide a one year covenant-not-to-compete without payment of severance following termination by the Company for "cause", as defined in the Agreements. In addition, in the event of a termination within one year after a change of control, which is defined as the acquisition, including by merger or consolidation, or by the issuance by the Company of its securities, by one or more persons in one transaction or a series of related transactions, of more than fifty percent of the voting power represented by the outstanding stock of the Company, the employee would generally receive two years salary and the immediate vesting of all stock options.

     The Employment Agreements (executed between October 1996 and May 1997) provide for the payment by the Company of annual salaries to said Executive Officers which may be increased from time to time. Current salaries paid pursuant to the Employment Agreements are: Doyle $275,000; Goldberg $240,000; Lemmo $210,000; and Tilden, $190,000.





Stock Option Grants, Exercises and Holdings

     The following tables set forth certain information concerning stock options granted to and exercised by the Named Officers during fiscal 1998 and unexercised stock options held by them at the end of fiscal 1998.

                     Options/SARs Grants in Last Fiscal Year


                             Individual Grants
                           ---------------------
                    Number of
                   Securities          % of Total
                   Underlying          Options/SARs                                                   Potential Realizable
                    Options/            Granted to                                             Value at Assumed Annual Rates Of
                  SARs Granted        Employees in Last      Exercise or        Expiration    Stock Price Appreciation for Option
   Name               (#)               Fiscal Year          Base Price            Date                        Term(1)
   ----           ------------        -----------------      -----------        ----------    -----------------------------------
                                                                                                        5%                 10%
                                                                                                      -----               ----
William A. Doyle         0                    0                   -                 -                    0                   0

Howard E. Goldberg       0                    0                   -                 -                    0                   0

Mark Lemmo               0                    0                   -                 -                    0                   0

Charles R. Tilden        0                    0                   -                 -                    0                   0

Gary Lomp              1,500                 0.3%               $3.25              (2)                  $-                  $-


                      30,000                 5.9%              $5.6875           06/16/08             $107,305            $271,932

                       4,500                 0.9%               $4.875           10/27/08             $ 13,796            $ 34,963

-----------
(1) Potential Realizable Value is reported net of the option exercise price, but before taxes associated with the exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock. The amounts reflected in this table may not necessarily be achieved.

(2)  These options were exercised in full during 1998.




               Aggregated Option/SAR Exercises in Last Fiscal Year
                          And FY-End Option/SAR Values

                                                         Number of Securities
                                                              Underlying                Value of Unexercised
                          Shares                             Options/SAR's             In-the-Money Options/SAR's
                       Acquired On      Value                at FY-End (#)                 at FY-End ($)(1)
Name                   Exercise(#)   Realized($)    Exercisable    Unexercisable    Exercisable  Unexercisable
----                   -----------   -----------    -----------    -------------    -----------  -------------
William A. Doyle.....       0           $0            291,666         106,668          $72,709         $0

Howard E. Goldberg...       0           $0            227,500          42,500          $45,000         $0

Mark Lemmo...........       0           $0            152,000          62,500          $   281         $0

Gary Lomp............     52,000      $307,825        162,000          52,500               $0         $0

Charles R. Tilden....        0          $0             97,500          67,500               $0         $0

----------------
(1) The values of unexercised, in-the-money options are calculated by subtracting the exercise price from the fair market value of the shares of Common Stock underlying the options at December 31, 1998.

                           Shareholder Return Performance Graph

     The following graph compares for years 1994 through 1998 the yearly change in the cumulative total return to holders of the Company's Common Stock with the cumulative total return of the CRSP Index for AMEX Stock Market United States Companies (the "AMEX Index") and the industry group consisting of twenty-six AMEX listed, United States companies classified under the same first three digits as the Company's Standard Industry Classification, as compiled by the Center for Research in Security Prices, The University of Chicago, Graduate School of Business (the "Published Industry Group Index").

In the printed version there appears a line graph with the following plot points depicted:



                   12/1993    12/1994    12/1995  12/1996   12/1997   12/1998
                   -------    -------    -------  -------   -------   -------
InterDigital
Communications
Corporation         100.0      140.5      275.2    221.6     114.3     170.3

AMEX Stock
Market (US
Companies)          100.0       93.3      120.0    121.9     252.5     162.8

AMEX Stocks
Communications
Equipment           100.0      106.0      189.5    145.0     124.4     122.0

     The above graph assumes that the value of the investment in InterDigital Communications Corporation, the AMEX Index companies and the Published Industry Group Index companies was $100 at the market close on December 31, 1993 (the last trading day in 1993), and that all dividends paid by companies included in the AMEX Index and the Published Industry Group Index were reinvested. During this period the Company has not declared or paid any dividends on its Common Stock.

                              Security Ownership Of
                            Certain Beneficial Owners

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of January 21, 1999 by each person known to the Company to be the beneficial owner of more than 5% of any class of the Company's outstanding Common Stock. The following information is based solely upon such shareholder's Schedule 13G, Amendment No.3, dated January 21, 1999, as filed with the Securities and Exchange Commission.


Name and Address of                   Amount and                  Percent of
    Beneficial                          Nature of                Common Stock
      Owner                           Ownership (1)               Outstanding
-------------------                   ------------               -------------
Heartland Advisors, Inc.............   8,654,600                   17.9%
790 North Milwaukee Street
Milwaukee WI 53202

-----------
(1) Heartland Advisors, Inc. has sole voting and dispositive power as to 3,851,800 shares and sole dispositive, but no voting power as to 4,802,800 shares. All of such shares are held in various investment advisory accounts of Heartland Investors. The interests of one such account, Heartland Value Fund, a series of Heartland Group. Inc., a registered investment company, relate to more than 5% of the class.


                        Security Ownership Of Management

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of April 1, 1999, by each of the Company's directors, by each of the Named Officers, and by all executive officers and directors of the Company as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares listed.



                                                      Percent of Common
                              Amount and               Stock Outstanding
Name of                        Nature of                (if greater
Beneficial Owner             Ownership(1)              than 1%) (2)
-----------------            ------------              ------------

D. Ridgely Bolgiano.........    352,077                    --
Harry G. Campagna...........    592,723(3)                1.2%
Joseph S. Colson, Jr........      4,448                    --
Steven T. Clontz............      5,448                    --
William A. Doyle............    295,567                    --
Howard E. Goldberg..........    231,305(3)                 --
Mark Lemmo..................    154,699                    --
Robert S. Roath.............     43,616                    --
Charles R. Tilden...........    113,990                    --
Gary Lomp...................    172,278                    --
All directors and officers
  as a group (13 persons)...  2,112,323(3)                4.2%

----------
(1) Includes the following number of shares of Common Stock which may be acquired by the persons and group identified in the table (or members of the immediate family or other persons or entities affiliated with such persons or members of such group), through the exercise of options or warrants which were exercisable as of April 1, 1999 or will become exercisable within 60 days of such date: Mr. Bolgiano, 252,050; Mr. Campagna, 512,723; Mr. Colson, 2,448; Mr. Clontz, 2,448; Mr. Doyle, 291,666; Mr. Goldberg, 227,500; Mr. Lemmo, 153,500; Mr. Roath, 39,616; Mr.
     Tilden, 112,500; Mr. Lomp, 165,000; all directors and executive officers as a group, 1,741,784.

(2) Based upon 48,516,718 shares of Common Stock issued and outstanding at April 1, 1999.

(3) Investment and voting power with respect to certain of such securities may be shared with members of the immediate family or other persons or entities affiliated with the listed person or members of the listed group.




                        Compensation Committee Interlocks
                            and Insider Participation

     During 1998 the following directors served on the Compensation and Stock Option Committee of the Board: Mr. Campagna and Mr. Roath. None of the aforementioned Committee members was an officer or employee of the Company or any of its subsidiaries during 1998, or was formerly an officer of the Company or any of its subsidiaries.


                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                  (Proposal 2)


     The Board of Directors of the Company has appointed Arthur Andersen LLP as independent public accountants to examine the financial statements of the Company for the year ending December 31, 1999. Arthur Andersen LLP has served as accountants for the Company since 1982. Representatives of Arthur Andersen LLP will be present at the meeting to make a statement if they desire to do so and to respond to appropriate questions.

     To be ratified, the appointment must be approved by a majority of the votes cast by all holders of the Common Stock present, in person or by proxy, and entitled to vote at the meeting.

     Although the submission of the appointment of Arthur Andersen LLP is not required by law or the By-Laws of the Company, the Board is submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the Board will not be bound to seek other independent accountants for 1999, but the selection of other independent accountants will be considered in future years.

     The Board recommends a vote FOR Proposal 2 to ratify the appointment of Arthur Andersen LLP.

                              SHAREHOLDER PROPOSALS

     To be eligible for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Shareholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to meeting the stockholder eligibility requirements of the Securities and Exchange Commission's rules governing such proposals, be received not later than January 1, 2000 by the Secretary of the Company at the Company's principal executive offices, 781 Third Avenue, King of Prussia, PA 19406-1409. The execution of a proxy solicited by the Company in connection with its 2000 Annual Meeting of Stockholders shall confer on the designated proxyholders discretionary voting authority to vote on any matter for which the Company has not received notice on or prior to March 6, 2000.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Company does not intend to present and has not been informed that any other person intends to present any appropriate business not specified in this Proxy Statement for action at the Meeting. However, if other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy, or their substitutes, to vote the proxy in accordance with their judgment in such matters.


     THE COMPANY HAS PROVIDED TO EACH PERSON SOLICITED, A COPY OF ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, BUT EXCLUDING EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998. REQUESTS FOR EXHIBITS, FOR WHICH THE COMPANY WILL IMPOSE A CHARGE, SHOULD BE DIRECTED IN WRITING TO WILLIAM J. MERRITT, SECRETARY, INTERDIGITAL COMMUNICATIONS CORPORATION, 781 THIRD AVENUE, KING OF PRUSSIA, PENNSYLVANIA 19406-1409.


                                           By Order of the Board of Directors

                                           /s/ William J. Merritt
                                           ----------------------------------
                                           William J. Merritt, Secretary

King of Prussia, Pennsylvania
April 30, 1999

                     INTERDIGITAL COMMUNICATIONS CORPORATION

               Proxy Solicited On Behalf Of The Board of Directors

     The undersigned, revoking all previous proxies, hereby appoints William A. Doyle, Howard E. Goldberg and William J. Merritt, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated on the reverse side of this proxy card and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Company to be held on June 3, 1999, and at any adjournment or postponement thereof.

Please date and sign your Proxy on the reverse side and return it promptly.

1.   Election of Directors:

     _____ For the nominees     _____ Withhold Authority to vote for
           listed below               the nominees listed below

     Nominees: For a three-year term expiring at the year 2002 Annual
               Meeting: Harry G. Campagna and Steven T. Clontz

     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line below:)


     -----------------------------

2. Ratification of Arthur Andersen LLP as independent accountants for the year ending December 31, 1999:

     _____ For        _____ Against        _____ Abstain

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, AND "FOR" RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT.

Date:                   , 1999
      -----------------


--------------------------------------------------
                     Signature of Shareholder

--------------------------------------------------
                     Signature of Shareholder

     NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.